Exhibit 99.1

Tactical Air Defense Services Closes Acquisition of AeroTech Corporation

Carson City, NV- August 3, 2012 - Tactical Air Defense Services, Inc. (OTCQB: TADF), an aerospace/defense services contractor that offers tactical aviation services, aircraft maintenance, and other aerospace/defense services to the United States and Foreign militaries and agencies, is pleased to announce that it has successfully closed the acquisition of AeroTech Corporation (“AeroTech”).

AeroTech is an aerospace/defense services contractor licensed and registered with the United States Department of Defense.  TADF has acquired 100% of the existing business, assets, management, and outstanding stock for consideration of 5 million shares of its Series C Preferred stock.

The existing assets of AeroTech include but are not limited to:

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four (4) Teaming Agreements with a well known U.S. defense contractor that has existing aviation services contracts and other U.S. and foreign government services contracts.   Each Teaming Agreement with such defense contractor is to pursue a specific aerial services training contract with either a division of the U.S. Department of Defense or military of a foreign ally.  In two (2) of the Teaming Agreements, AeroTech is the proposed Prime-Contractor, and in two (2) of the Teaming Agreements, AeroTech is the proposed Sub-Contractor;

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one (1) Teaming Agreement with Convergent Performance, LLC., an established government contractor that provides human-machine interface training and instructional design and delivery.  The Teaming Agreement is to pursue a U.S. government contract to provide safety curriculum for pilot training and operations support; and

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one (1) Sole Source Justification and Approval from a division of the U.S. Army to provide Electronic Attack, Electronic Protect, and Electronic Support for airborne, ground, and maritime threat simulation/emulation, weapon system simulation, threat representative aerial target presentation, and other asset services in support of program requirements.

The management team of AeroTech, including Scott Patterson, Chief Operating Officer, and Mark Daniels, President, have each signed a one (1) year exclusive Employment Agreement, and will remain in their respective positions at AeroTech, as a subsidiary of TADF, and are integral to driving forward the business strategy of TADF and AeroTech.

Alexis C. Korybut, Chief Executive Officer of TADF, stated, “We are very pleased to announce the acquisition of AeroTech. The AeroTech acquisition brings to TADF valuable assets and opportunities, as well as a proven and highly skilled management team.  We furthermore anticipate acquiring or leasing certain military aircraft in order to fulfill certain aerial services contracts by the U.S. and/or foreign militaries that we anticipate but cannot guarantee we will be awarded.”

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Forward Looking Statement Disclosure

Statements contained herein that are not historical facts may be forward looking statements within the meaning of the Securities Act of 1933, as amended.  Although we believe that the expectations and assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Some of these uncertainties include, without limitation, the company’s ability to perform under existing contracts, to procure future contracts, to acquire certain assets, or to finalize funding for the purchase of certain assets. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including without limitation, successful implementation of our business strategy and competition, any of which may cause actual results to differ materially from those described in the statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Investor Relations Contact:

Gerald N. Kieft

The WSR Group

(772) 219-7525

IR@theWSRgroup.com

www.theWSRgroup.com